As filed with the Securities and Exchange Commission on March 4, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Model N, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0528806
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
777 Mariners Island Boulevard, Suite 300
San Mateo, California 94404
(650) 610-4600
(Address of Principal Executive Offices and Zip Code)

2021 Equity Incentive Plan
(Full title of the plan)

John Ederer
Chief Financial Officer
Model N, Inc.
777 Mariners Island Boulevard, Suite 300
San Mateo, California 94404
(Name and address of agent for service)
(650) 610-4600
(Telephone number, including area code, of agent for service)

Copies to:

Amanda Rose, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500	Errol H. Hunter, Esq., Senior Vice President and General Counsel Model N, Inc. 777 Mariners Island Boulevard, Suite 300 San Mateo, California 94404 (650) 610-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00015 par value per share
— To be issued under the 2021 Equity Incentive Plan	1,700,000 (2)	$42.33(3)	$71,961,000	$7,851

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Shares of common stock reserved for issuance under the 2021 Equity Incentive Plan (“2021 Plan”).

(3)
Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $42.33 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The New York Stock Exchange on March 3, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10A PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
Information Required in the Registration Statement
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:
a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed with the SEC on November 23, 2020 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
b)the Registrant’s Quarterly Report on Form 10-Q for the three months ended December 31, 2020 filed with the SEC on February 9, 2021;
c)the Registrant’s Current Reports on Form 8-K filed with the SEC on October 8, 2020, December 15, 2020, December 23, 2020, December 29, 2020, January 7, 2021 and February 25, 2021(in each case, except for information contained therein which is furnished rather than filed);
d)all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
e)the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-35840) filed with the SEC on March 18, 2013, including any amendments or reports filed for the purpose of updating such description.
All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends, stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit
As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

•	the rights conferred in the restated bylaws are not exclusive.
In addition, the Registrant has entered, and intends to continue to enter, into indemnity agreements with each of its current directors and executive officers. These agreements will provide for the indemnification of directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.
The Registrant currently carries liability insurance for its directors and executive officers for securities matters.
The indemnification provisions in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers is sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
See also the undertakings set out in response to Item 9 hereof.

Item 7.	Exemption From Registration Claimed.
Not applicable.

Item 8.    Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-35840	3.1	5/10/2013
4.2	Amended and Restated Bylaws of the Registrant	10-Q	001-35840	3.1	5/6/2020
4.3	Form of Registrant’s Common Stock certificate	S-1/A	333-186668	4.01	3/7/2013
5.1	Opinion of General Counsel (including consent)					X
23.1	Consent of General Counsel (contained in Exhibit 5.1)					X
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	2021 Equity Incentive Plan and forms of award agreements					X

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

             (iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Mateo, State of California, on this 4th day of March 2021.

MODEL N, INC.

By:	/s/ John Ederer
John Ederer
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jason Blessing and John Ederer, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Jason Blessing	Chief Executive Officer	March 4, 2021
Jason Blessing	(Principal Executive Officer)

/s/ John Ederer	Chief Financial Officer	March 4, 2021
John Ederer	(Principal Financial Officer and Principal Accounting Officer)

Additional Directors:

/s/ Tim Adams	Director	March 4, 2021
Tim Adams

/s/ Baljit Dail	Director	March 4, 2021
Baljit Dail

/s/ Kimberly DeCarlis	Director	March 4, 2021
Kimberly DeCarlis

/s/ Melissa Fisher	Director	March 4, 2021
Melissa Fisher

/s/ Manisha Gulati	Director	March 4, 2021
Manisha Gulati

/s/ Alan Henricks	Director	March 4, 2021
Alan Henricks
/s/ Scott Reese	Director	March 4, 2021
Scott Reese
/s/ Dave Yarnold	Director	March 4, 2021
Dave Yarnold